Exhibit 99.1

PRESS RELEASE

( BW)(MA-TERADYNE)(TER) Teradyne Revises Third Quarter Outlook

Business Editors/High-Tech Writers

BOSTON—(BUSINESS WIRE)—Sept. 20, 2004—Teradyne, Inc. reported today that it is lowering its outlook for the third quarter, ending October 3, 2004. “Our customers are reducing their spending in the face of what appears to be an industry-wide slowdown,” said Michael Bradley, Teradyne’s President and CEO. “As a result, we are now projecting third quarter shipments to be between $450 million and $470 million. Our earnings per share are now expected to be between 21 and 26 cents, on a diluted basis.”

Teradyne had previously projected sales of between $530 to $560 million for the third quarter, with earnings per share projected to be between 39 and 46 cents.

Teradyne will report third quarter results on Tuesday, October 19, at approximately 6:30 p.m. EDT, and will hold a conference call at 10 a.m. EDT on Wednesday, October 20.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment and interconnection systems. The company’s products deliver competitive advantage to the world’s leading semiconductor, electronics, automotive and network systems companies. Teradyne had sales of about $1.4 billion in 2003, and currently employs approximately 6,300 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the US and other countries.

Safe Harbor Statement

This release contains statements regarding expected future revenues and earnings and future market conditions which are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Teradyne’s actual results to differ materially from those projected in the forward-looking statements. There can be no assurance that such estimates of future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: adverse changes in general economic or market conditions, including market demand for electronics and the current downturn in the semiconductor industry; reductions or delays in capital investment by our customers; the decision by customers to cancel or defer orders that previously had been accepted; reduced bookings; the historically cyclical nature and volatility of the markets that Teradyne serves; war or the threat of terrorist attacks; disruptions or delays in Teradyne’s supply chain; new product development introductions and transitions and any delays; uncertainty of customer acceptance of new product offerings including the timing, price and mix of new product acceptance; competitive pressures including new products, pricing and gross margin pressures; the effectiveness of our implementation of cost cutting and expense control measures, including facility consolidations, employee reductions, the centralization of certain shared services, seeking lower prices from suppliers and the outsourcing of selected manufacturing and engineering activities; insufficient, excess or obsolete inventory; disruptions, delays or shortages in an adequate supply of raw materials, components or internal and external manufacturing capability; incoming quality of components or raw materials; material litigation against Teradyne; the increase in our debt service obligations and debt to capital ratio resulting from our issuance of $400 million aggregate principal amount of senior convertible notes in 2001; Teradyne’s obligations in the event of a change of control; the ability to attract and retain key employees; the risks of potential environmental liability; the risks of operating internationally which include political and economic instability and unexpected changes in legal and regulatory requirements and in policy changes affecting international markets; and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission including, but not limited to, Teradyne’s annual report on Form 10-K for the period ending December 31, 2003 and quarterly reports on Form 10-Q including that for the quarter ended June 30, 2004. The “forward-looking statements” included herein are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

CONTACT:

Teradyne, Inc.

Tom Newman, 617-422-2425

V.P., Corporate Investor Relations

tom.newman@teradyne.com